Prudential

Prudential ActiveIncome®

Contingent Deferred Annuity

Issued by Pruco Life Insurance Company (Pruco), Phoenix, Arizona

Annuities Service Center
P.O. Box 7960
Philadelphia, PA 19176
Tel 800.513.0805 Fax 800.207.7806
www.prudential.com

Overnight, Certified, Registered Delivery:
Annuities Service Center
1600 Malone Street
Millville, NJ 08332

1. ACCOUNT INFORMATION AT YOUR FINANCIAL FIRM

A. Account Owner: ______ **Account Identification Number:** ______

Account Investment Portfolio/Model(s)[1]: ______

☐ IRA ☐ Roth IRA ☐ Non-Qualified ☐ Custodian ☐ Trust

(Submit the Certificate of Entity Ownership for Trusts form with this application.)

[1]Expected information if establishing a new Account.

2. SINGLE INCOME OR JOINT INCOME ELECTION

You must elect the Annuity on a Single Income or Joint Income basis. This election may be changed at any time prior to the start of income. I am electing the following version of the Annuity:

☐ Single Protected Life- No Co-Annuitant may be named below.

☐ Joint Protected Lives- A Co-Annuitant must be named below and also must be the spouse of the Annuitant.

3. ANNUITY INFORMATION

A. OWNER- One of the Owners of the Account must be the Owner of the Annuity.

☐ U.S. Citizen ☐ Resident Alien/Citizen of: ______ ☐ Male ☐ Female

Social Security Number *(all 9 digits required)* or Tax ID ______ Date of birth *(mm/dd/yyyy)* ______

Name *(First, Middle, Last, Suffix, Trust or Custodian)* ______

Street address ______ City ______ State ______ Zip ______

Home phone ______ Mobile phone ______ Email address ______

B. CO-OWNER - If the Account has more than one Owner and the second Owner is a spouse, this person will be the Co-Owner of the Annuity. No Co-Owner is permitted if the Owner is a Custodian, Trust, Entity or Qualified Account.

☐ U.S. Citizen ☐ Resident Alien/Citizen of: ______ ☐ Male ☐ Female

Social Security Number *(all 9 digits required)* or Tax ID ______ Date of birth *(mm/dd/yyyy)* ______

Name *(First, Middle, Last, Suffix)* ______ ☐ Address Same as Owner

Street address ______ City ______ State ______ Zip ______

Home phone ______ Relationship to Owner ______

☐ I hereby confirm that the Co-Owner is the spouse of the Owner listed above.

P-CDA-APP(11/21)
Page 1 of 6
(All pages must be returned)
ORD 310386

Page 2 of 6 (All pages must be returned) ORD 310386P-CDA-APP(11/21) C. ANNUITANT - Complete this Section to designate an Annuitant if the Owner is a Custodian, Entity or Trust. The Annuitant must be a natural person. D. CO-ANNUITANT/CONTINGENT ANNUITANT - If the Account has more than one Owner, the second Owner must be a spouse. This person will be the Co-Owner of the Annuity. No Co-Owner is permitted if the Owner is a Custodian, Entity, Trust or Qualified Account. U.S. Citizen Resident Alien/Citizen of: Male Female Social Security Number (all 9 digits required) Date of birth (mm/dd/yyyy) Address Same as Owner Name (First, Middle, Last, Suffix) Street address City State Zip Home phone Mobile phone Email address Check here to confirm that the Co-Annuitant/Contingent Annuitant is the spouse of the Annuitant. U.S. Citizen Resident Alien/Citizen of: Male Female Social Security Number (all 9 digits required) Date of birth (mm/dd/yyyy) Address Same as Owner Name (First, Middle, Last, Suffix) Street address City State Zip Home phone Relationship to Owner 3. ANNUITY INFORMATION (continued) Required: Both the Owner Response and the Financial Professional Response columns must be completed. Owner Response Financial Professional Response Does the Owner have any existing individual life insurance policies or annuity contracts? YES NO YES NO Will this annuity replace or change any existing individual life insurance policies or annuity contracts? YES NO YES NO If you answered yes to either of these questions, you may be required to submit a state replacement form along with the application. 4. EXISTING COVERAGE AND REPLACEMENT QUESTIONS 5. FINANCIAL PROFESSIONAL AUTHORIZATION Do you authorize your Financial Professional to perform Contract Maintenance as defined in the Definitions and Disclosures? Yes No Perform Contract Maintnance If not checked we will assume that your answer is “YES.” The contract owner can revoke this authorization by calling 800-513-0805.

Page 3 of 6 (All pages must be returned) ORD 310386P-CDA-APP(11/21) 6. ELECTRONIC DELIVERY AUTHORIZATION • the electronic delivery of ongoing communications and regulatory-required documents related to your annuity; • Account documents (periodic statements and confirmations); • Policy Forms (annuity contract and applicable endorsements and riders, if permitted by state law); • Tax forms; and • The electronic delivery of ongoing communications and regulatory- required documents related to any existing Prudential annuities I may currently have, and post-issue communications and regulatory documents for any Prudential annuity I may purchase in the future. By giving my consent, I consent to all of the terms and conditions of this Consent, including my agreement to: • Receive electronically any regulatory-required notices, disclosures, or other point-of-sale documents for the annuity; How will Prudential electronically deliver ongoing communications and documents to you? We will deliver annuity-related communications and documents to you electronically by posting them to your secure online account at www.prudential.com or, if required, by sending you an email. We will provide you with online notification or send you an email at the email address that you provided (or the latest one you have updated) to alert you that new annuity-related communications or documents are available for viewing. Please add ecommunications@prudential.com to your contact list in order to ensure you receive these emails. You will need to log into your online account to access your documents. You are considered to have received information from us when we post it to your online account or, if required, send you an email. You should check your online account regularly. How long will this Consent remain in effect? This Consent is effective once you indicate your agreement to its terms below, and will remain in effect for so long as your annuity contract(s) remains in effect or you withdraw your consent, whichever occurs first. What if I change my mind? You may cancel your consent at any time after your annuity is issued by updating your online account or by contacting us at 1-800-513-0805. After that, all regulatory-required documents about your annuity and any other Prudential annuity product you own or may purchase, will be sent to you on paper at your address of record. What if my contact information changes? You must keep Prudential informed of any changes to your email address and all other contact information. To do so, you may contact us with any such changes at 1-800-513-0805. Should I maintain copies of the electronically delivered documents? Yes. You should print or otherwise save electronic copies of this Consent and the annuity-related documents you receive electronically for your records. If you have any trouble with printing or saving, you should contact Prudential. Can I get paper copies of the electronically delivered documents? Yes. After your contract is issued, you may obtain paper copies of any documents related to the annuity or any other Prudential annuity you own at any time and without charge, by contacting Prudential at 1-800-513-0805. Are there any hardware or software requirements to do business electronically with Prudential? Yes. To access and retain the annuity-related documents that we deliver to you electronically, you must have access to a computer with an Internet connection. You must also have access to an email account that can send and receive emails, and be able to save the documents you receive electronically to a storage device for later reference or have the computer connected to a printer so you can print out such documents. This access may incur charges from Internet service providers and local telephone or cable companies. These costs are your responsibility. In order to view PDF-formatted documents, you will need Adobe® Acrobat® viewer software. This software is available for download free of charge. Please add ecommunications@prudential.com to your contact list in order to ensure you receive email notifications. I hereby consent to Electronic Delivery and agree to the terms and conditions above: Yes No

ALABAMA: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or who knowingly presents false information in an application for insurance is guilty of a crime and may be subject to restitution fines or confinement in prison, or any combination thereof. ALASKA: All statements and descriptions in an application for an insurance policy or annuity contract, or in negotiations for the policy or contract, by or in behalf of the insured or annuitant, shall be considered to be representations and not warranties. Misrepresentations, omissions, concealment of facts, and incorrect statements may not prevent a recovery under the policy or contract unless either (1) fraudulent; (2) material either to the acceptance of the risk, or to the hazard assumed by the insurer; or (3) the insurer in good faith would either not have issued the policy or contract, or would not have issued a policy or contract in as large an amount, or at the same premium or rate, or would not have provided coverage with respect to the hazard resulting in the loss, if the true facts had been made known to the insurer as required either by the application for the policy or contract or otherwise. ARIZONA: Upon written request an insurer is required to provide, within a reasonable time, factual information regarding the benefits and provisions of the annuity contract to the contract owner. If for any reason you are not satisfied with this contract, you may return it to us within 10 days (or 30 days for applicants 65 or older) of the date you receive it. All you have to do is take it or mail it to one of our offices or to the representative who sold it to you, and it will be canceled from the beginning. If this is not a variable contract, any monies paid will be returned promptly. If this is a variable contract, any monies paid will be returned promptly after being adjusted according to state law. CALIFORNIA: If any Participant(s)/Owner(s) (or Annuitant for entity- owned contracts) is age 60 or older, you are required to complete the “Important Information for Annuities Issued or Delivered in California” form. For your protection California law requires the following: Any person who knowingly presents false or fraudulent information to obtain or amend insurance coverage or to make a claim for the payment of a loss is guilty of a crime and may be subject to fines and confinement in state prison. COLORADO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies. FLORIDA: Any person who knowingly and with intent to injure, defraud or deceive any insurer, files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree. KANSAS: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance may be guilty of insurance fraud as determined by a court of law and may be subject to fines and confinement in prison. KENTUCKY: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime. MAINE, TENNESSEE and WASHINGTON: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits. MARYLAND: Any person who knowingly or willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly or willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. NEW JERSEY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties. NORTH CAROLINA: North Carolina residents must respond to this question: Do you believe the annuity meets your financial objectives and anticipated future financial needs? Yes No OHIO: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud. OKLAHOMA: WARNING — Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony. OREGON and VERMONT: — Any person who knowingly presents a materially false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. PENNSYLVANIA: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties. VIRGINIA: Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated the state law. ALL OTHER STATES: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. 7. IMPORTANT NOTICES, OWNER ACKNOWLEDGEMENTS AND SIGNATURE(S) To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including insurance companies, to obtain, verify, and record information that identifies each person who opens an account, including an application for an annuity contract. When you apply for an annuity contract, we ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see identifying documents. Page 4 of 6 (All pages must be returned) ORD 310386P-CDA-APP(11/21)

Page 5 of 6 (All pages must be returned) ORD 310386P-CDA-APP(11/21) 7. IMPORTANT NOTICES, OWNER ACKNOWLEDGEMENTS AND SIGNATURE(S) (continued) • This annuity is suitable for my investment time horizon, goals and objectives and financial situation and needs; and • I have received a current prospectus for this annuity; and • I authorize the Financial Firm noted above to withdraw the charges due for this coverage, if issued, from the Account and to forward such charges to Pruco. • I acknowledge the Financial Firm or my Financial Advisor will provide information necessary to establish or maintain the requested coverage; and • The Annuity for which I am applying is not being purchased for speculation, arbitrage, viatication or any other type of collective investment scheme now or at any time prior to its termination; and • The Annuity for which I am applying may not be traded on any stock exchange or secondary market; and • I am not being compensated in any way for the purchase of the Annuity for which I am applying; and • To the best of my knowledge and belief the statements made in this application are true and complete. By signing below, I acknowledge that I have read, understand, and agree to the following statements: REQUIRED: State where this application was signed (If application is signed in a State other than the Owner’s State of Residence, a Contract Situs Form is required.) OWNER’S TAX CERTIFICATION (Substitute Form W-9) - To be completed only by U.S. persons (including U.S. citizens and resident aliens). If not a U.S. person, you are required to submit the applicable IRS Form W-8 series. Under penalties of perjury, I certify that the taxpayer identification number listed on this form is my correct SSN/EIN and I am a U.S. citizen or other U.S. person (including resident aliens). I further certify that I am exempt from backup withhold- ing and/or FATCA reporting unless I check the applicable box(es) below: I have been notified by the Internal Revenue Service that I am subject to backup withholding due to the failure to report all interest or dividends. Prudential is required to withhold income tax on any payments which include interest and dividends when the owner is subject to backup withholding. I am subject to the reporting requirements of the Foreign Account Tax Compliance Act (FATCA). The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Owner Signature (or trustee or custodian, if applicable) Date of Signature (mm/dd/yyyy) Co-Owner Signature Date of Signature (mm/dd/yyyy) Annuitant Signature (if different from Owner) Date of Signature (mm/dd/yyyy) Co-Annuitant/ Contingent Annuitant Signature Date of Signature (mm/dd/yyyy) If signing on behalf of a custodian, you must indicate your official title / position with the entity; if signing as a Trustee for a Trust, please provide the Trustee designation. SIGN HERE SIGN HERE SIGN HERE SIGN HERE TITLE (if any)

Page 6 of 6 (All pages must be returned) ORD 310386P-CDA-APP(11/21) This application, and the information contained within, is not intended as investment advice and is not a recommendation about managing or investing your retirement savings. Prudential Annuities, Prudential Individual Life, and the Prudential entity(ies) set forth on this application, are not acting as your fiduciary as defined by any applicable laws and regulations. Please consult with your financial professional about managing or investing your retirement savings. 8. FINANCIAL PROFESSIONAL ACKNOWLEDGEMENTS AND SIGNATURE(S) I am authorized and/or appointed to sell this contingent deferred annuity. I have reviewed all training materials provided by Pruco and completed all training required by Pruco and applicable laws. I have fully discussed and explained to the Owner the annuity features and charges, including applicable restrictions and any non-guaranteed elements, and all relevant considerations, both favorable and unfavorable, that support the basis for my recommendation. I represent that: • this annuity is in the best interest of the Owner based on information provided by the Owner as to his/her/their investment time horizon, goals and objectives, financial situation, and insurance needs; • the basis for this recommendation has been communicated by me to the Owner and documented as may be required; and • when I made this annuity recommendation, I did so in my capacity as a registered representative of a FINRA registered broker-dealer; complied with Regulation Best Interest and/ or FINRA rules; and provided the Owner with all disclosures required under such regulations and rules. I certify that I have truly and accurately recorded on this application the information provided by the Owner and by myself. I acknowledge that Pruco and its affiliates will rely on this Statement: Financial Professional Signature Date of Signature (mm/dd/yyyy) Financial Firm Financial Professional (Printed) ID Number Email Address Telephone Number SIGN HERE